Exhibit 99.1

Sky Harbour Group Announces Hangar Campus Acquisition at Camarillo Airport, Serving Greater Los Angeles

WEST HARRISON, N.Y.--(BUSINESS WIRE)--The Sky Harbour Group Corporation (NYSE American: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home-Basing hangar campuses for business aircraft, announced that it has completed the acquisition of CloudNine at Camarillo (“CloudNine”) , an approximately 120,000 square foot hangar and office complex, and Sky 805, the holder of related ground leases and fixed-based operator rights at Camarillo Airport (CMA), serving the greater Los Angeles metropolitan area.

Under the terms of the acquisition, SHG paid approximately $31 million in cash consideration, substantially all of which was utilized to satisfy existing senior and subordinated debt obligations of CloudNine and Sky 805 at an aggregate discount of 10% to such debt’s face value.

The rebranded CloudNine will operate as a Sky Harbour Home–Basing campus while Sky 805 will continue operating the Channel Islands Aviation FBO and related businesses. Operations will be led by Nick Martino, the current general manager.

The Camarillo Airport campus joins Sky Harbour campuses now operating at Houston’s Sugar Land Regional Airport (SGR), Nashville International Airport (BNA), Miami Opa-Locka Executive Airport (OPF), and San Jose Mineta Airport (SJC); campuses in development at Denver Centennial Airport (APA), Phoenix Deer Valley Airport (DVT), Dallas’s Addison Airport (ADS), Chicago Executive Airport (PWK), Bradley International Airport (BDL), Stewart International Airport (SWF), Hudson Valley Regional Airport (POU), Orlando Executive Airport (ORL), Dulles International Airport (IAD), and Salt Lake City International Airport (SLC) ; and additional campuses soon to be announced.

Tal Keinan, Sky Harbour’s Chairman and Chief Executive Officer, commented, “Camarillo represents a rare alignment of the stars for Sky Harbour. The Los Angeles Metro is one of the nation’s top business aviation markets. More specifically, Camarillo Airport is positioned on the vital business aviation expansion corridor between Calabasas and Montecito, which we believe is set to benefit from a readily foreseeable long-term surge in Home Basing demand. The hangars, and the campus itself, were designed and built to the Sky Harbour standard, providing a rare opportunity to implement Sky Harbour’s Home-Base service offering at an already-existing facility, acquired at below-replacement cost. Nick Martino and his team are seasoned local operators, and a natural fit with Sky Harbour’s culture that will broaden our regional leadership bench. In the short term, the CMA acquisition is expected to offer an accelerated path to cash flow in an attractive home-basing market, an accelerated path to positive consolidated operating cash flow for Sky Harbour in general, and a welcome enhancement for Sky Harbour’s Airport Operations team. In the long term, CMA offers a compelling on-airport expansion opportunity and will serve as Sky Harbour’s beachhead in this growing national tier-1 market.”

Francisco X Gonzalez, Sky Harbour’s Chief Financial Officer, added, “Given its attractive acquisition price, and an already established initial revenue stream from high-quality tenants, this acquisition is expected to be immediately operating-cash and earnings- accretive to Sky Harbour on a consolidated basis, with significant upside potential in the coming months and years. The acquisition, particularly at this stage of our company’s development, is also expected to be credit accretive. Improved cost of debt capital contributes directly to our equity value as we prepare for anticipated continued expansion of our development program in 2025.”

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases and manages business aviation hangars across the United States. Sky Harbour’s Home-Basing offering provides private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

About Camarillo Airport

Camarillo (CMA) is a general and executive aviation airport serving the northwest Los Angeles metropolitan area. CMA handles a significant volume of corporate, charter, and private aircraft. Located 55 miles northwest of Downtown Los Angeles, it offers convenient access to L.A. for business travelers. With its range of services and facilities tailored to business aviation, CMA serves as a gateway for companies driving growth across the region.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the expectations regarding future operations at SHG and its subsidiaries. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of the Company as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2023 and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Sky Harbour Airport Relations: estolpman@skyharbour.group
Sky Harbour Resident Relations: asigourney@skyharbour.group
Sky Harbour Investor Relations: investors@skyharbour.group Attn: Francisco Gonzalez